As filed with the Securities and Exchange Commission on August 27, 2002
                              Registration No. 333-
                                                    ----------------------------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         NORTHEAST INDIANA BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                                 35-1948594
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

648 N. Jefferson Street, Huntington, Indiana                    46750-2101
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

                         NORTHEAST INDIANA BANCORP, INC.
                           2002 OMNIBUS INCENTIVE PLAN
                         -------------------------------
                            (Full title of the plan)

                               Jeffrey M. Werthan
                          Katten Muchin Zavis Rosenman
                              East Lobby, Suite 700
                       1025 Thomas Jefferson Street, N.W.
                            Washington, DC 20007-5201
                       ----------------------------------
                     (Name and address of agent for service)

                                 (202) 625-3500
                                  -------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================

                                        Proposed maximum       Proposed
Title of securities     Amount to be    offering price per  maximum aggregate     Amount of
to be registered        registered(1)        share          offering price     registration fee


Common Stock, par
value $0.01 per share   158,753 shares         (2)          $2,345,964 (2)     $216  (2)
=================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 158,753 shares to be registered, 1,229 shares are to be registered based upon an exercise price of $14.45 per share, and the remaining 157,524 shares are to be registered based upon the average of the closing bid and asked prices of the common stock of Northeast Indiana Bancorp, Inc. of $14.78 per share on the Nasdaq National Market on August 23, 2002.

                                    PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to participants in the Northeast Indiana Bancorp, Inc. 2002 Omnibus Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Certain Documents by Reference.
                  ------------------------------------------------

     The following documents previously or concurrently filed by Northeast Indiana Bancorp, Inc. (the "Company") with the SEC are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the plan covered by this Registration
Statement:

(a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001 (File No. 0-26012) which has heretofore been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A (File No. 0-26012) filed with the SEC on May 5, 1995 pursuant to the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Northeast Indiana Bancorp, Inc., 648 N. Jefferson Street, Huntington, Indiana 46750-2101, telephone number (260) 356-3311.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.           Description of Securities.
                  -------------------------
         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------
         Not Applicable.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

     The Certificate of Incorporation of the Company provides that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director, officer, employee or agent of another company, if the director, officer, employee or agent held such position at the request of the Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

     The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

     These provisions may have the effect of deterring shareholder derivative actions, since the Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

     In addition, the Certificate of Incorporation and Delaware law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company has such insurance.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------
         Not Applicable.

Item 8.           Exhibits.
                  --------

         See the Index to Exhibits to this Registration Statement.

Item 9.           Undertakings.
                  ------------
         (a)      The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10 (a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                    ---------

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
                                           ---------

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntington, State of Indiana, on August 26, 2002.

                                          NORTHEAST INDIANA BANCORP, INC.

                                 By:      /s/ Stephen E. Zahn
                                          -------------------
                                          Stephen E. Zahn
                                          Chairman of the Board, President and
                                            Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen E. Zahn his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Stephen E. Zahn                              /s/ Randy J. Sizemore
-------------------                              ---------------------
STEPHEN E. ZAHN, Chairman of the                  RANDY J. SIZEMORE, Senior Vice
Board, President and                              President and
Chief Executive Officer                           Chief  Financial Officer


Date:    August 26, 2002                         Date:   August 26, 2002
         ---------------                                 ---------------


/s/ Michael S. Zahn                              /s/ Randall C. Rider
-------------------                              --------------------
MICHAEL S. ZAHN, Director and                     RANDALL C. RIDER, Director
Senior Vice President


Date:   August 26, 2002                          Date:   August 26, 2002
        ---------------                                  ---------------


/s/ Dan L. Stephan                               /s/ J. David Carnes
------------------                               -------------------
DAN L. STEPHAN, Director                         J. DAVID CARNES, MD, Director


Date:   August 26, 2002                          Date:   August 26, 2002
        ---------------                                  ---------------

                                                 Index to Exhibits
                                                                                              Reference to
    Regulation S-B                                                                           Prior filing or
       Exhibit                                                                               Exhibit Number
        Number                                    Document                                   Attached Hereto
----------------------- ------------------------------------------------------------- ------------------------------

         4.1            Articles of Incorporation, including amendments thereto                     *
         4.2            Bylaws                                                                      *
         4.3            Form of Stock Certificate of Northeast Indiana Bancorp, Inc.                *
          5             Opinion of Katten Muchin Zavis Rosenman                                     5
         23.1           Consent of Crowe, Chizek and Company LLP                                  23.1
         23.2           Consent of Katten Muchin Zavis Rosenman                       Included in Exhibit 5
          24            Power of Attorney                                             Contained on signature page


* Filed as an Exhibit to the Company's Form S-1 Registration Statement filed on May 23, 1995 (File No. 33-90558) pursuant to Section 5 of the Securities Act of 1933. All of such previously filed documents are hereby incorporated herein by reference in accordance with item 601 of Regulation S-B.